NINTH AMENDMENT TO LEASE AGREEMENT

This Ninth Amendment to Lease Agreement (this "**Amendment**") is between University Research Park, Incorporated, a Wisconsin nonstock corporation ("**Landlord**") and Arrowhead Madison Inc., a Delaware corporation ("**Tenant**") and is dated as of April 3, 2023.

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of January 8, 2016, as amended by that certain First Amendment to Lease Agreement dated October 22, 2018, that certain Second Amendment to Lease Agreement dated January 10, 2019, that certain Third Amendment to Lease Agreement dated January 11, 2019, that certain Fourth Amendment to Lease Agreement dated September 19, 2019, that certain Fifth Amendment to Lease Agreement dated as of May 14, 2020, that certain Sixth Amendment to Lease Agreement dated as of November 23, 2020, that certain Seventh Amendment to Lease Agreement dated as of December 9, 2020, and that certain Eighth Amendment to Lease Agreement dated as of August 26, 2022 (collectively, the "**Original Lease**"). The Original Lease and this Amendment are together referred to herein as the "**Lease.**"

B. Pursuant to the Original Lease, Tenant leases from Landlord approximately 63,662 rentable square feet located at 502 South Rosa Road, Madison, Wisconsin (the "**502 Building**"), an additional 2,971 rentable square feet in the 502 Building, approximately 11,667 rentable square feet located at 504 South Rosa Road, Madison, Wisconsin (the "**504 Building**") and approximately 32,499 rentable square feet located at 500 South Rosa Road, Madison, Wisconsin (the "**500 Building,**" and together with the 502 Building and 504 Building, the "**Buildings**"), each as more particularly defined in the Original Lease (the "**Leased Premises**").

C. Landlord and Tenant wish to amend the Lease as more particularly set forth in this Amendment.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. **Defined Terms**. Terms that are not defined in this Amendment (including the attached exhibits) but are defined in the Original Lease have the meanings given in the Original Lease.

2. **Amendment of Lease**. The Lease is hereby amended as follows:

   a. **Term – Suite 201**. The Term of this Lease as it relates to the Leased Premises more particularly described as Suite 201 in the 504 Building is hereby extended until 11:59 PM on December 31, 2023. For clarity, this provision does not extend the Term of any other portion of the Leased Premises.

b. **Base Rent – Suite 201**. Tenant shall pay to Landlord the sum of $6,118.99 monthly as Base Rent for the Suite 201 portion of the Leased Premises until the expiration of the Term.

3. **Effect**. Except as amended by this Amendment, all the terms, covenants, conditions, provisions, and agreements of the Original Lease remain in full force and effect. The provisions of this Amendment supersede and control over any conflicting provisions in the Original Lease.

4. **Estoppel**. Tenant and Landlord hereby represent and warrant that, as of the date hereof (to the best of their actual knowledge with respect to items (b) and (c)), (a) the Lease is in full force and effect and has not been modified or amended, except as set forth herein, (b) neither Tenant nor Landlord is in default under the Lease nor does Tenant or Landlord have any knowledge of any event which with the giving of notice and passage of time would result in a default, and (c) Landlord and Tenant have performed all obligations on each of their respective parts under the Lease, and neither Party has any claims against the other Party, including any claims of offset against any rent or other sums payable by Tenant under the Lease.

5. **Miscellaneous**. This Amendment and the Lease embodies the entire agreement between the parties as to its subject matter and supersedes any prior discussions with respect thereto. There are no agreements or understandings between the parties with respect to the subject matter of this Amendment not set forth in this Amendment or the Lease. This Amendment cannot be modified except by a writing signed by both parties.

6. **Signing and Delivery**. This Amendment will be effective only when both Landlord and Tenant have signed and delivered it. Landlord's submission of an unsigned copy of this Amendment to Tenant for evaluation, negotiation, or signature by Tenant will not constitute signature of this Amendment by Landlord or otherwise bind Landlord, regardless of whether the cover letter or email transmitting that copy of this Amendment is signed or contains words of approval. This Amendment may be signed in counterparts and, when counterparts of this Amendment have been signed and delivered by the required parties as provided in this section, this Amendment will be fully binding and effective, just as if both of the parties had signed and delivered a single counterpart of this Amendment. Any counterpart transmitted by facsimile or email shall, in all cases, be deemed an original signature.

[*Signature page follows*]

IN WITNESS WHEREOF, this Ninth Amendment to Lease is signed by the parties as of the date set forth above.

Landlord:

UNIVERSITY RESEARCH PARK,
INCORPORATED

By: ______________________
Aaron Olver, Assistant Secretary/Treasurer

Tenant:

ARROWHEAD MADISON INC.

By: ______________________
Kenneth A. Myszkowski, CFO

The undersigned Guarantor consents to the terms of this Ninth Amendment to Lease Agreement and agrees that, except as limited by the First Amendment to Lease Agreement dated October 22, 2018 with respect to that portion of the guaranty related to the Note (as defined in the First Amendment), the Guaranty Agreement dated January 8, 2016 remains in full force and effect (and to the extent previously terminated, is hereby reinstated) with respect to the full, and prompt payment and performance of all obligations of Tenant under the Lease, including, without limitation, as amended pursuant to this Ninth Amendment to Lease Agreement.

ARROWHEAD PHARMACEUTICALS, INC.
(f/k/a ARROWHEAD RESEARCH
CORPORATION)

By: ______________________
Kenneth A. Myszkowski, CFO